Exhibit 3.35

CERTIFICATE OF INCORPORATION
OF CONCORD EFS FINANCIAL SERVICES, INC.

The undersigned Incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:                                   Name. The name of the Corporation is Concord EFS Financial Services, Inc.

SECOND:                    Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 and the name of the registered agent is The Corporation Trust Company.

THIRD:                               Purposes. The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                   Capital Stock. The total number of shares which may be issued by the Corporation is 1,000 shares of common stock having $.01 par value per share.

FIFTH:                                  Incorporator. The name and address of the incorporator is WT&C Corporate Services, Inc., 500 West Jefferson Street, Suite 2800, Louisville, Kentucky 40202.

SIXTH:                                Elimination of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SEVENTH:              Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal bylaws of the Corporation.

EIGHTH:                        Election of Directors. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot

THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of December, 2002. This Certificate of Incorporation shall be effective as of the date of filing with the Delaware Secretary of State.

WT&C Corporate Services, Inc.
By:	/s/ Barbara G. Mangus
Barbara G. Mangus, Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.               The name of the corporation (hereinafter called the “corporation”) is

CONCORD EFS FINANCIAL SERVICES, INC.

2.     The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.     The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 6, 2004

/s/ Stanley J. Andersen
Stanley J. Andersen, Assistant Secretary